                                                                    Exhibit 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                              JTM INDUSTRIES, INC.

      We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

      The name of the corporation is JTM INDUSTRIES, INC.

                                   ARTICLE TWO

      The period of its duration is perpetual.

                                  ARTICLE THREE

      The purpose or purposes for which the corporation is organized are:

      To own and hold stock and to own and manage real estate pursuant to the provisions of Part Four, Texas Miscellaneous Corporation Laws Act and to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

      1. The corporation shall be authorized to issue two (2) classes of stock: class A voting common stock and class B nonvoting preferred stock.

      2. The following terms shall have the following meanings:

            A. "Class A Stock": Class A Voting Common Stock.

            B. "Class B Stock": Class B Nonvoting Preferred Stock.

      3. CLASS A VOTING COMMON STOCK

            A. Number of Shares. The aggregate number of shares of Class A Stock that the corporation shall have authority to issue shall be one thousand (1,000) shares with a par value of One ($1.00) Dollar per share.

            B. Voting Rights. The holders of Class A Stock shall be entitled to notice of all meetings of stockholders. The holders of Class A Stock shall vote with regard to all matters subject to stockholder vote or approval and shall be entitled to one vote per share.

            C. Dividend Rights. No dividends shall be paid to the holders of Class A Stock with respect to any fiscal year of the Corporation unless the dividend preference of Class B Stock has been paid in full. After such dividend preference has been paid in full, any additional dividend paid with respect to such fiscal year shall be distributed in an equal amount per share to the holders of Class A Stock.

            D. Liquidation Rights. The holders of Class A Stock shall not receive any distributions in liquidation of the Corporation unless the liquidation preference of Class B Stock has been paid in full. After such liquidation preference has been paid in full, the residual value of the Corporation shall be distributed to an equal amount per share to the holders of Class A Stock.

      4. CLASS B NONVOTING PREFERRED STOCK

            A. Number of Shares. The aggregate number of shares of Class B Stock that the Corporation shall have the authority to issue shall be five hundred thousand (500,000) shares with a par value of One ($1.00) Dollar per share.

            B. Voting Rights. The holders of Class B Stock shall not be entitled to any voting rights. The holders of Class B Stock shall not be entitled to notice of any meeting of stockholders and shall not be entitled to vote on any question whatsoever that may be presented to and decided upon by the stockholders. The face of each certificate of Class B Stock shall be plainly marked "NON-VOTING."

            C. Dividend Rights. The holders of Class B Stock shall be entitled to receive dividends equal to ten (10%) percent of the par value of each share of Class B Stock ($0.10 per share) in a fiscal year before any dividends may be paid to the holders of Class A Stock with respect to such fiscal year. The dividends on the Class B Stock shall be cumulative, so that if the Corporation fails in any fiscal year to pay the total amount of such dividends on the issued and outstanding Class B Stock, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Class A Stock. Except as provided in the preceding sentence, the holders of the Class B Stock shall not be entitled to participate in dividends in excess of their dividend preference with respect to any fiscal year of the Corporation.

            D. Liquidation Rights. The holders of the Class B Stock shall be entitled to receive a liquidation preference equal to the sum of (i) One ($1.00) Dollar per share, plus (ii) the amount of all unpaid accrued dividends thereon, without interest, before any liquidation distribution may be made to the holders of Class A Stock.

      5. BOTH CLASSES OF STOCK

      The following shall apply to both classes of stock: For purposes of determining the respective rights of the holders of any class of Common Stock or Preferred Stock in the

Corporation, dividends declared, regardless of when actually paid, within one hundred twenty (120) days after the end of a fiscal year shall be deemed to have been made with respect to that fiscal year.

      The Board of Directors of the Corporation shall, in their sole and absolute discretion, determine (i) whether or not dividends shall be paid with respect to any fiscal year, and (ii) the amount of any such dividends. The respective rights of the holders of the various classes of stock with respect to any such dividends shall be determined in accordance with the specific preferences, rights and limitations described above.

      Notwithstanding anything to the contrary above, the holders of any class of stock shall be entitled to vote in those circumstances in which voting rights must be granted to such stockholders pursuant to the provisions of the Texas Miscellaneous Corporation Laws Act.

                                  ARTICLE FIVE

      The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done or property actually received.

                                   ARTICLE SIX

      The street address of its initial registered office is Republic National Bank Building, c/o C T Corporation System, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T Corporation System.

                                  ARTICLE SEVEN

      The number of directors of the corporation may be fixed by the by-laws.

      The number of directors constituting the initial board of directors is three (3), and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:


Barton Thomas                   6600 Powers Ferry Rd., N.W.
                                Suite 200
                                Atlanta, GA 30339

Dennis Jones                    6600 Powers Ferry Rd., N.W.
                                Suite 200
                                Atlanta, GA 30339

Luciano A. Marcus               5119 Wightman Court
                                Houston, Texas

                                  ARTICLE EIGHT

      No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

                                  ARTICLE NINE

      No shareholder shall have the right to cumulative voting at election of directors.

                                   ARTICLE TEN

      The names and addresses of the incorporators are:


G. F. Robinson                  1820 First National Bank Tower
                                Atlanta, GA 30383

K. L. Slyman                    1820 First National Bank Tower
                                Atlanta, GA 30383

L. A. Cancro                    1820 First National Bank Tower
                                Atlanta, GA 30383

      IN WITNESS WHEREOF, we have hereunto set our hands, this            day
of 19 .

                                          ------------------------------------
                                                      G. F. Robinson

                                          ------------------------------------
                                                      K. L. Slayman

                                          ------------------------------------
                                                      L. A. Cancro

State of Georgia      )
                      )   ss:
County of Fulton      )

      I, Charles A. Coyle, a notary public do hereby certify that on this 11th day of February, 19 , personally appeared before me, C. F. Robinson, K. L. Slayman and L. A. Cancro, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

                                          ------------------------------------
                                                      Notary Public

(Notarial Seal)

To the Secretary of State of the State of Texas:

      C T Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list, submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1.    The name of the corporation is           See attached list
                                     -------------------------------------------

2.    The post office address of its present registered office is
      Republic National Bank Building, c/o C T Corporation System, Dallas, Texas
      --------------------------------------------------------------------------
      75201
      -----

3. The post office address to which its registered office is to be changed is 1601 Elm Street, c/o C T Corporation System, Dallas, Texas 75201
      --------------------------------------------------------------------------

4.    The name of its present registered agent is       C T CORPORATION SYSTEM
                                                  ------------------------------

5.    The name of its successor registered agent is   C T CORPORATION SYSTEM
                                                    ----------------------------

6. The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7. Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated       January 6          , 1985
     --------------------------

#07050

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              JTM INDUSTRIES, INC.

            Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

            ARTICLE ONE. The name of the corporation is JTM Industries, Inc.

            ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on April 17, 1986. The amendment alters or changes Article Four of the original Articles of Incorporation and the Article is hereby amended to read as follows:

                                  ARTICLE FOUR

                  1. The corporation shall be authorized to issue three (3)
            classes of stock: class A voting common stock, class B nonvoting preferred stock and class c nonvoting common stock.

                  2. The following terms shall have the following meanings:

                        A. "Class A Stock": Class A Voting Common Stock.

                        B. "Class B Stock": Class B Nonvoting Preferred Stock.

                        C. "Class C Stock": Class C Nonvoting Common Stock.

                  3. CLASS A VOTING COMMON STOCK

                        A. Number of Shares. The aggregate number of shares of
                  Class A Stock that the Corporation shall have authority to issue shall be two hundred thousand (200,000) shares with a par value of One ($.01) Cent per share.

                        B. Voting Rights. The holders of Class A Stock shall be
                  entitled to notice of all meetings of stockholders. The holders of Class A Stock shall vote with regard to all matters subject to stockholder vote or approval and shall be entitled to one vote per share.

                        C. Dividend Rights. No dividends shall be paid to the
                  holders of Class A Stock with respect to any fiscal year of the Corporation unless the dividend preference of Class B Stock has been paid in full. After such dividend premium has been paid in full, any additional dividend paid with respect to such fiscal year shall be distributed in an equal amount per share to the holders of Class A Stock and Class C Stock.

                        D. Liquidation Rights. The holders of Class A Stock
                  shall not receive any distributions in liquidation of the Corporation unless the liquidation preference of Class B Stock has been paid in full. After such liquidation preference has been paid in full, the residual value of the Corporation shall be distributed in an equal amount per share to the holders of Class A Stock and Class C Stock.

                  4. CLASS B NONVOTING PREFERRED STOCK

                        A. Number of Shares. The aggregate number of shares of
                  Class B Stock that the Corporation shall have the authority to issue shall be five hundred thousand (500,000) shares with a par value of One ($1.00) Dollar per share.

                        B. No Voting Rights. The holders of Class B Stock shall
                  not be entitled to any voting rights. The holders of Class B Stock shall be entitled to notice of any meeting of stockholders and shall not be entitled to vote on any question whatsoever that may be presented to and decided upon by the stockholders. The face of each certificate of Class B Stock shall be plainly marked "NON-VOTING."

                        C. Dividend Rights. The holders of Class B Stock shall
                  be entitled to receive dividends equal to ten (10%) percent of the par value of each share of Class B Stock ($0.10 per share) in a fiscal year before any dividends may be paid to the holders of Class A Stock and Class C Stock with respect to such fiscal year. The dividends on the Class B Stock shall be cumulative, so that if the Corporation fails in any fiscal year to pay the total amount of such dividends on the issued and outstanding Class B

                  Stock, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Class A Stock and Class C Stock. Except as provided in the preceding sentence, the holders of the Class B Stock shall not be entitled to participate in dividends in excess of their dividend preference with respect to any fiscal year of the Corporation.

                        D. Liquidation Rights. The holders of the Class B Stock
                  shall be entitled to receive a liquidation preference equal to the sum of (i) One ($1.00) Dollar per share, plus (ii) the amount of all unpaid accrued dividends thereon, without interest, before any liquidation distribution may be made to the holders of Class A Stock and Class C Stock.

                  5. CLASS C NONVOTING COMMON STOCK

                        A. Number of Shares. The aggregate number of shares of
                  Class C Stock that the Corporation shall have the authority to issue shall be two hundred thousand (200,000) shares with a par value of One ($0.01) Cent per share.

                        B. No Voting Rights. The holders of Class C Stock shall
                  not be entitled to any voting rights. The holders of Class C Stock shall not be entitled to notice of any meeting of stockholders and shall not be entitled to vote on any question whatsoever that may presented to and decided upon by the stockholders. The face of each certificate of Class C Stock shall be plainly marked "NON-VOTING."

                        C. Dividend Rights. No dividends shall be paid to the
                  holders of Class C Stock with respect to any fiscal year of the Corporation unless the dividend preference of Class B Stock has been paid in full. After such dividend preference has been paid in full, any additional dividend paid with respect to such fiscal year shall be distributed in an equal amount per share to the holders of Class C Stock and Class A Stock.

                        D. Liquidation Rights. The holders of Class C Stock
                  shall not receive any distributions in liquidation of the Corporation unless the liquidation preference of Class B Stock has been paid in full. After such liquidation preference has been paid in full, the residual value of the Corporation shall be distributed in an equal amount per share to the holders of Class C Stock and Class A Stock.

                  6. ALL CLASSES OF STOCK

            The following shall apply to all classes of stock:

            For purposes of determining the respective rights of the holders of any class of common stock or preferred stock in the Corporation, dividends declared, regardless of when actually paid, within one hundred twenty (120) days after the end of a fiscal year shall be deemed to have been made with respect to that fiscal year.

            The Board of Directors of the Corporation shall, in its sole and absolute discretion, determine (i) whether or not dividends shall be paid with respect to any fiscal year, and (ii) the amount of any such dividends. The respective rights of the holders of the various classes of stock with respect to any such dividends shall be determined in accordance with the specific preferences, rights and limitations described above.

            Notwithstanding anything to the contrary above, the holders of any class of stock shall be entitled to vote in those circumstances in which voting rights must be granted to such stockholders pursuant to the provisions of the Texas Miscellaneous Corporation Laws Act.

      ARTICLE THREE. The number of shares of the Class A Stock of the Corporation outstanding at the time of adoption of these Articles of Amendment was one hundred seventeen (117) shares, and the number of such shares entitled to vote thereon was one hundred seventeen (117) shares. The number of shares of the Class B Stock of the Corporation outstanding at the time of such adoption was two hundred sixty thousand (260,000), and the number of such shares entitled to vote thereon was zero (0).

      ARTICLE FOUR. The number of shares of Class A Stock voted for such amendment was one hundred seventeen (117); and the number of such shares voted against such amendment was zero (0).

      ARTICLE FIVE. Pursuant to the above Articles, the presently issued and outstanding Class A Stock shall be canceled and the issuance of new Class A Stock shall be authorized. The exchange will be effected through a recapitalization pursuant to Internal Revenue Code Section 368(a)(1)(E) in the following manner:

                        A. Barton Thomas will exchange his 59 shares of Class A
                  Stock for 59,000 shares of new Class A Stock to be issued by the Corporation.

                        B. Luciano A. Marcuz will exchange his 29 shares of
                  Class A Stock for 29,000 shares of new Class A Stock to be issued by the Corporation.

                        C. Dennis Jones will exchange his 29 shares of Class A
                  Stock for 29,000 shares of new Class A Stock to be issued by the Corporation.

            ARTICLE SIX. The recapitalization provided in this Amendment will effect changes in the amount of the Corporation's stated capital. The Corporation's stated capital prior to the recapitalization exchanges totaled $260,117 (.17 shares of Class A Stock issued and outstanding at $1.00 par value per share and 260,000 shares of Class B Stock issued and outstanding at $1.00 par value per share). The Corporation's stated capital immediately following the recapitalization exchange will total $261,170, consisting of: (i) stated capital for Class A Stock - $1,170 (117,000 shares issued at $0.01 par value per share); and (ii) stated capital for Class B Stock - $260,000 (260,000 shares issued at $1.00 par value per share).

      IN WITNESS WHEREOF, JTM Industries, Inc. has caused these Articles of Amendment to the Articles of Incorporation to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers on this the 17th day of April, 1986.

                                             JTM INDUSTRIES, INC.

                                          By:
                                             -------------------------------
                                               Barton A. Thomas, President

                                          Attest:
                                                 ---------------------------
                                                 Marilyn Kinnear, Secretary

                                                      (CORPORATE SEAL)

#06990

                          JOINT CORPORATE ACTION BY THE
                     STOCKHOLDERS AND BOARD OF DIRECTORS OF
                              JTM INDUSTRIES, INC.

            The undersigned, being all the Stockholders and Directors of JTM INDUSTRIES, INC., a Texas corporation (the "Corporation"), pursuant to Section 9.10A and 9.10B of the Texas Business Corporation Act and the By-laws of the Corporation, do hereby waive any notice requirements and agree to, consent to, adopt and order the following Joint Corporate Action without the necessity of formal or informal meetings.

            The following resolutions are hereby adopted:

            RESOLVED, that all the Shareholders entitled to vote on the matter contained herein and the Directors of the Corporation hereby unanimously adopt the proposed Amendment to the Articles of Incorporation of the Corporation, attached hereto as Exhibit "A" and made a part hereof, which proposed amendment (i) increases the number of shares of the Class A Voting Common Stock that the Corporation will have the authority to issue to two hundred thousand (200,000) shares with a par value of one ($.01) cent per share; (ii) creates a third class of stock, designated as Class C Nonvoting Common Stock, with a par value of one ($.01) cent per share and gives the Corporation the authority to issue two hundred thousand (200,000) shares of such stock; and (iii) provides for the exchange by each shareholder of the Class A Voting Common Stock of the Corporation of each share of such stock so held by such shareholder for one thousand (1,000) shares of the Class A Voting Common Stock of the Corporation; and it was

            FURTHER RESOLVED, that the officers of the Corporation shall have the authority to issue the share certificates necessary to reflect the exchange of Class A Voting Common Stock referred to above; and it was

            FINALLY RESOLVED, that by this Joint Corporate Action the Shareholders and Directors of the Corporation hereby authorize the officers of the Corporation to execute the Amendment to the Articles of Incorporation of the Corporation described hereinabove with such changes as may be approved by the President of the Corporation.

The Secretary of the Corporation is hereby directed to file this Joint Corporate Action in the Minute Book of the Corporation.

            IN WITNESS WHEREOF, the undersigned Shareholders and Directors of the Corporation do hereby execute the foregoing Joint Corporate Action this 17th day of April, 1986, for the purpose of giving their consent hereto.

-------------------------------------
BARTON A. THOMAS,
Shareholder and Director

-------------------------------------
DENNIS A. JONES,
Shareholder and Director

-------------------------------------
LUCIANO A. MARCUZ,
Shareholder and Director

-------------------------------------
ROBERT B. GOLDBERG, Director


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